EFFECTIVE OCTOBER 23, 2014
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 23, 2014

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington		99216
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Annual Meeting of Shareholders was held on October 23, 2014 at which shareholders voted on proposals as follows:

		Votes For	Votes Against or Withheld	Votes Abstained	Broker Non-Votes
Proposal 1:	Election of Directors:
	James R. Bean	5,916,006	1,162,436	—	2,989,788
	Craig D. Gates	6,927,289	151,153	—	2,989,788
	Ronald F. Klawitter	6,463,707	614,735	—	2,989,788
	Yacov A. Shamash	6,960,278	118,164	—	2,989,788
	Patrick Sweeney	6,959,174	119,268	—	2,989,788

Proposal 2:	Vote to Approve the Amended and Restated 2010 Incentive Plan	6,838,898	207,263	32,281	2,989,788

Proposal 3:	Advisory vote to approve the compensation of the Company's named executive officers as disclosed in "Compensation Discussion and Analysis" and "Executive Compensation" in the Proxy Statement.	6,888,080	129,932	60,430	2,989,788

Proposal 4:	Ratification of Appointment of BDO USA, LLP as independent auditors for fiscal year 2015.	Votes For	Votes Against or Withheld	Votes Abstained
		9,891,057	128,633	48,540

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)

Date: October 23, 2014
	By:	/s/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President
of Administration, CFO and Treasurer